UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/02/2010

Kansas City Southern de Mexico, S.A. de C.V.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-08322

Mexico	N/A
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Montes Urales 625
Lomas de Chapultepec
11000 Mexico, D.F.
Mexico
(Address of principal executive offices, including zip code)

+ (5255) 9178-5836
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 2, 2010, the ultimate parent of Kansas City Southern de Mexico, S.A. de C.V. (the "Company"), Kansas City Southern ("KCS"), issued a news release announcing that the Company has commenced (i) a cash tender offer for any and all of the Company's outstanding 7 5/8% Senior Notes due 2013 (the "7 5/8% Notes") and a consent solicitation to eliminate or modify certain provisions of the indenture related to the 7 5/8% Notes, and (ii) a cash tender offer for any and all of the Company's outstanding 12 1/2% Senior Notes due 2016 (the "12 1/2% Notes", referred to collectively with the 7 5/8% Notes as the "Notes"). A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This report is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of an offer to sell any Notes or other securities. The terms and conditions of the tender offer and consent solicitation related to the 7 5/8% Notes are described in the Offer to Purchase and Consent Solicitation Statement dated November 2, 2010. The terms and conditions of the tender offer for the 12 1/2% Notes are set forth in the Offer to Purchase dated November 2, 2010.

Item 9.01.    Financial Statements and Exhibits

(d)

Exhibit 99.1 New Release issued by Kansas City Southern, dated November 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern de Mexico, S.A. de C.V.

Date: November 02, 2010	By:	/s/ Paul J. Weyandt
Paul J. Weyandt
Treasurer and Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	New Release issued by Kansas City Southern, dated November 2, 2010.